JAMES, DRIGGS, WALCH, SANTORO,
                           KEARNEY, JOHNSON & THOMPSON
                                    ATTORNEYS
                     3773 HOWARD HUGHES PARKWAY, SUITE 290N
MARK  A.  JAMES             LAG  VEGAS,  NEVADA  89109     JAMES E WHITMIRE, III
JOHN  E  LEACH                                             BRAD"  M.  BALLARD
GREGORY  J.  WALD.             TEL  (702)  791-0308        ELISABETH E WACHSMAN
NICHOLAS  J  SANTORO           FAX  (702)  791-1912        L  KIRK  WILLLIAMS
MICHAEL  E.  KEARNEY         EMAIL  FIRM@JAMES-LAW.COM     DEAN  5.  BENNETT
J  DOUGLAS  DRIGGS,  JA.                                   MARK  5  KATO
RICHARD  F.  HOLLEY                                        KIRBY C GRUCHOW, JP
DAY.  G  JOHNSON                                           JENNIFER  LAZOVICH
RONALD  J.  THOMPSON                                       AND.,  K  ROOM
JOHN  E  HAN                                               RODNEY  5  WOODBURY




                                          April 26, 2000

Mr.  John  Keilly
Mr.  James  Saxton

     Re: SAXTON/KEILLY  TRANSACTION

Dear  Messrs  Keilly  and  Saxton:

This letter memorializes the agreement between James C. Saxton and John Keilly made on this date.

     1. On or before May 12, 2000, Saxton and/or Diamond Key will deliver to Keilly deeds in-lieu of foreclosure on the Suncliff V and El Mirage projects in Arizona.

     2. On or before April 27, 2000, Saxton will convey to U.S. Mortgage Corporation the 80 acres known as "Taylor Ranch" at which time all Saxton guarantees on this project will be released. On or before April 27, 2000, U.S. Mortgage will retain ownership of North Airport Center, a 26 acre parcel, to which it currently has title and all Saxton guarantees on this project shall be released.

     3. In exchange for releases of all other Keilly debt (or Keilly originated debt) on which Saxton or any affiliate is obligated directly or by virtue of a guarantee relating to matters other than the projects mentioned in this letter, which releases shall be delivered on or before May 12, 2000, (except for the open notes for which releases will be given on or before April 27, 2000), on or before April 27, 2000, Saxton will cause Diamond Key to assign to Keilly or his designee or an entity owned in whole or in part by Keilly, the agreement and any extension thereto to acquire the property (known as "Gladden Farms" in Marana, Arizona (the "Gladden Contract"). Such assignments shall be unconditional.

     4. The membership interest in Corte Madera, LLC held by U.S.Mortgage Corporation will be assigned to Saxton or its designee on or before May 12, 2000, at which time all Saxton related debt in connection with this project will be released.

John Keilly
James Saxton
April 26, 2000
Page 2

     5. On or before April 28, 2000, Keilly will deliver directly to the owner of Gladden Farms, on behalf of Gladden Farms, LLC, an entity owned in whole or in part by Keilly, or any other entity owned in whole or in part by Keilly, the sum necessary to effect an extension of the Gladden Contract, pursuant to the Second Addendum to Purchase Agreement, attached hereto, or any other document necessary to effectuate an extension of the Gladden Contract.

DATED this ______ day of April, 2000.        DATED this _____day of April, 2000.

REVIEWED  AND  APPROVED  BY:                 REVIEWED  AND  APPROVED  BY:


______________________________               ________________________________
JAMES  C.  SAXTON                            JOHN  KEILLY

SAXTON,  INC.                                DIAMOND  KEY  HOMES,  INC.




BY: __________________________               By: ____________________________
JAMES C.  SAXTON,  President                     JAMES  C.  SAXTON
                                                 Chief Executive  Officer

                      SECOND ADDENDUM TO PURCHASE AGREEMENT



     REFERENCE is hereby made to that certain Purchase Agreement previously entered into between Diamond Key Homes, Inc. as Purchaser and S and R Gladden Farms, L,L,C, as Seller for the purchase and sale of real property located in Pima County, Arizona. According to the terms of said Purchase Agreement, closing was scheduled to occur on January 4, 2000. Thereafter, by addendum dated December 3, 1999, closing was extended to May 4, 2000.

     Purchaser has requested that the scheduled closing date be further extended until July 31, 2000. To that end, Purchaser and Seller agree as follows:

          1. This Second Addendum shall serve as a supplement to the Purchase Agreement and the Addendum to the Purchase Agreement previously entered into between Purchaser and Seller and shall not either add to or delete from the obligations of either party, except as specifically set forth herein.

          2. Purchaser agrees to amend the purchase price to the sum of Nine Million Seven Hundred Four Thousand Eight Hundred Ninety Six Dollars and no/100 ($9,704,896.00). Should Purchaser elect to close escrow of the real property prior to July 31, 2000, the purchase price of the real property only shall be reduced by the sum of Two Thousand Eight Hundred Twelve Dollars ($2,812.00) per day for each day the closing occurs earlier than July 31, 2000.

          3.     Purchaser  further  agrees  to  deposit  Additional  Subsequent
Earnest Money with Escrow Agent in the amount of One Million Dollars ($1,000.000.00) on or before close of business on April 28, 2000. Escrow Agent is hereby instructed to pay said Additional Subsequent Escrow Money, together with all accrued interest, directly to Seller upon demand and without recourse by Purchaser unless Seller defaults in the execution of the closing documents and delivery of free and clear title. The Additional Subsequent Earnest Money and any interest thereon shall apply as a credit to the Purchase Price at Close of Escrow.

          4. Seller further agrees to permit the assignment of Purchaser's interest in the Purchase Agreement to Gladden Farms L.L.C., a Nevada Limited Liability Company, in accordance with paragraph 23, page 11 of said Purchase Agreement. Seller and Purchaser agree that Seller's consent is limited to this assignment only, is granted for the purpose of facilitating the close of the transaction contemplated by the Purchase Agreement, and is conditioned on the actual conveyance of title to Gladden Farms, L.L.C. a Nevada Limited Liability Company. Purchaser and Seller agree that the consent to assignment granted by Seller is so limited, does not constitute a waiver of Seller's rights under Paragraph 23 of the Purchase Agreement, is not applicable to any other assignee, and does not release Purchaser from any other obligations set forth in the Purchase Agreement or the Addendum to the Purchase Agreement.

          5. Purchaser consents to the transfer of escrow for this transaction from Chicago Title to Title Security, 5255 E Williams Circle, Suite 2045, Tucson, Arizona 85711; fax - (520) 747-1403 due to the relocation of the escrow agent, Judy Martin Sussalla; however, the title insurance shall be issued by Chicago Title in accordance with the preliminary title reports previously issued by it. By signing this Second Addendum to Purchase Agreement, Gladden Farms, L.L.C., a Nevada Limited Liability Company acknowledges and agrees to the limited assignment hereby agreed to by Seller and all terms and obligations previously agreed to by Purchaser and Seller,

          6. Saxon Homes, a corporation, by signing this Second Addendum to the Purchase Agreement releases any and all claims it may have to the property or this transaction.

          7. Purchaser agrees that Seller has made no representations as to any additional escrow closing extensions of time and waives any claim for additional time in the event it or its assignee is unable to close escrow on or before July 31, 2000. Purchaser further confirms that all escrow monies previously paid , as well as the Additional Subsequent Ernest Money paid pursuant to this Second Addendum to Purchase Agreement, are without recourse to Purchaser or its assignee for any reason whatsoever, including planning or zoning approval, unless Seller fails to execute conveyance of the real property at escrow closing.

          8. In consideration of the foregoing, Seller agrees that the current closing date of May 4, 2000 is extended to July 31, 2000.

          AGREED  TO  on  the  dates set forth opposite the signatures below.

                           PURCHASER:     Diamond  Key  Homes,  Inc.
                                          an  Arizona  corporation


DATE: _______________                     By:  _________________________________
                                               Eugene  Baker
                                               Its  President



                                          Saxton Incorporated

DATE: _______________                     By:  _________________________________
                                               Jim  Saxton
                                               Its  CEO